EXHIBIT 10.1
AMENDMENT NO. 3 TO LOAN AGREEMENT
     This Amendment No. 3 to Loan Agreement (as the same may from time to time be amended, restated, modified or otherwise supplemented, the “Third Amendment”), dated August 21, 2009, is by and among Professional Veterinary Products, Ltd., a Nebraska corporation (“PVPL”), ProConn, LLC, a Nebraska limited liability company (“ProConn”), Exact Logistics, LLC, a Nebraska limited liability company (“Exact”, together with PVPL and ProConn, collectively and individually herein referred as “Borrower”), and First National Bank of Omaha, a national banking association (“Lender”).
RECITALS
     I. Borrower and Lender entered into a Loan Agreement dated November 14, 2006, as amended on September 17, 2007 and November 19, 2008 (as the same may from time to time be amended, restated, modified or otherwise supplemented, the “Loan Agreement”).
     II. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.
     III. Borrower has requested that certain terms and conditions of the Loan Agreement be amended to decrease the principal amount of the revolving credit facility provided by the Loan Agreement from $40,000,000 to $37,480,000.
     Accordingly, in consideration of the Recitals and the terms and conditions herein set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender hereby agree as follows:
AGREEMENT
     1. The Recitals of the Loan Agreement are hereby amended by deleting the first paragraph in its entirety and substituting the following first paragraph in its place:
     WHEREAS, Borrower has requested that Lender loan up to forty-two million one hundred forty-six thousand dollars ($42,146,000) to Borrower via a thirty-seven million four hundred eighty thousand dollar ($37,480,000) revolving credit facility and a four million six hundred sixty-six thousand dollar ($4,666,000) term loan facility, the proceeds of which will be used to refinance existing indebtedness of Borrower and to provide Borrower with working capital support;
     2. The Recitals of the Loan Agreement are hereby amended by deleting the fifth paragraph in its entirety and substituting the following fifth paragraph in its place:
     NOW, THEREFORE, for and in consideration of Lender making loans up to $42,146,000 to Borrower, the premises set forth above, which are incorporated herein by this reference and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:
     3. Section 1.2. of the Loan Agreement is hereby amended by deleting the definition of “Revolving Loan” in its entirety and substituting the following definition in its place:

     “Revolving Loan” means the revolving credit facility in an amount up to $37,480,000, as described in Section 2.1 and as provided in the promissory note attached hereto as Exhibit 2.1.
     4. Section 2.1 of the Loan Agreement is hereby amended by deleting such section in its entirety and substituting the following section in its place:
     Section 2.1 Revolving Loan. Subject to the terms and conditions hereof, Lender agrees to make Advances to Borrower from time to time during the period from the date hereof to and including the Termination Date, in an aggregate amount at any time outstanding not to exceed the lesser of (a) thirty-seven million four hundred eighty thousand dollars ($37,480,000) or (b) the Borrowing Base, as calculated from time to time (the “Maximum Revolving Facility”). The Revolving Loan shall be a revolving credit facility and it is contemplated that Borrower will request Advances, make prepayments and request additional Advances. Borrower’s obligation to repay all Advances with interest thereon and additional terms under the Revolving Loan shall be evidenced by a promissory note in the form attached hereto and marked Exhibit 2.1 (herein, together with any and all extensions, renewals, modifications and substitutions thereof and exchanges therefore, the “Revolving Note”). Any unpaid principal and all accrued but unpaid interest under the Revolving Loan shall be payable on the Termination Date.
     5. Section 2.1.3 of the Loan Agreement is herby amended by deleting such section in its entirety and substituting the following section in its place:
     Section 2.1.3 Non-Usage Fee. Borrower shall pay to Lender a non-usage fee at the rate of 0.10% per annum of the unused portion of the $37,480,000 Revolving Loan. The non-usage fee shall be payable in arrears on each January 1, April 1, July 1 and October 1 and on the Termination Date.
     6. References throughout the Loan Agreement, Notes and Collateral Agreements to the Loan Agreement, Notes and Collateral Agreements are hereby amended to include any amendments, restatements, modifications or supplements thereto.
     7. Borrower hereby (a) reaffirms and admits the validity and enforceability of the Loan Agreement, each related document and all of the obligations of Borrower thereunder, (b) agrees and admits that no Borrower has any defenses to or offsets against any such obligations and (c) certifies that, immediately after giving effect to this Third Amendment, (i) no Event Default shall exist (or would exist with the passage of time or giving of notice) and (ii) each of the representations and warranties contained in the Loan Agreement and each related document shall be true and correct with the same effect as though such representation and warranty had been made on the date hereof, except to the extent such representation and warranty specifically relates to an earlier date, in which case such representation and warranty shall have been true and correct on and as of such earlier date.
     8. In all other respects, the Loan Agreement and related documents shall remain in full force and effect, and no amendment or waiver in respect of any term or condition of the Loan Agreement or related documents shall be deemed (i) to be an amendment or waiver in respect of any other term or condition contained in the Loan Agreement or related documents or (ii) to prejudice any right or rights of the Lender which it may now have or may have in the future under or in connection with the Loan Agreement or related documents.
     9. This Third Amendment shall be binding on the successors and assigns of the parties hereto.

     10. This Third Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement.
     11. THIS THIRD AMENDMENT IS BEING EXECUTED AND DELIVERED IN, AND IS INTENDED TO BE PERFORMED IN, THE STATE OF NEBRASKA, AND SHALL BE CONSTRUED AND ENFORCEABLE IN ACCORDANCE WITH, AND BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEBRASKA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the day and year first set forth above.

Professional Veterinary Products, Ltd., a Nebraska corporation
By:	/s/ Tara Chicatelli
Tara Chicatelli, its Chief Financial Officer

ProConn, LLC, By: Professional Veterinary Products, Ltd., a Nebraska corporation, its Manager and sole Member
By:	/s/ Tara Chicatelli
Tara Chicatelli, its Chief Financial Officer

Exact Logistics, LLC, a Nebraska limited liability company By: Professional Veterinary Products, Ltd., a Nebraska corporation, its Manager and sole Member
By:	/s/ Tara Chicatelli
Tara Chicatelli, its Chief Financial Officer

First National Bank of Omaha, a national banking association
By:	/s/ Donald L. Erikson
Donald L. Erikson, Vice President

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